SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549




                               FORM 8-K/A-#1
                              CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (date of earliest event reported):  June 5, 1997



                                MEDCROSS, INC.
          (Exact name of registrant as specified in its charter)



          Florida                    0-17973               59-2291344
(State or other jurisdiction       (Commission         (IRS Identification
     of incorporation)             File Number)              Number)


            3227  Bennet Street North, St. Petersburg, FL  33713
                   (Address of principal executive offices)

     Registrant's telephone number, including area code:  (813) 521-1793

Item 7.   Financial Statements and Exhibits

(a); (b)  Financial Statements; Pro Forma Financial Information

          The financial statements of Mibridge, Inc. and the pro forma financial information relating to the acquisition required to be filed pursuant to this item, follow.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Medcross, Inc.
                                        (Registrant)



Dated:  August 14, 1997                 By:   /s/  John W. Edwards
                                             John W. Edwards, President
                                             Chief Executive Officer



                                             /s/  Karl S. Ryser, Jr.
                                             Karl S. Ryser, Jr. Treasurer
                                             and Chief Financial Officer

                                Mibridge, Inc.

                                  __________

                Financial Statements as of December 31, 1996 and
                  March 31, 1997 (unaudited) and for the period
                     from inception (March 18, 1996) through
                      December 31, 1996 and the three months
                         ended March 31, 1997 (unaudited)

                      Report of Independent Accountants
                      ---------------------------------


To the Stockholder of
MiBridge, Inc.:

We have audited the balance sheet of Mibridge, Inc. as of December 31, 1996, and the related statements of operations, changes in stockholder's equity and cash flows for the period from the date of inception (March 18, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mibridge, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the period from the date of inception (March 18, 1996) to December 31, 1996 in conformity with generally accepted accounting principles.



Coopers & Lybrand, LLP
Salt Lake City, Utah
August 6, 1997

                                  MIBRIDGE, INC.

                                  BALANCE SHEETS

                                                    (unaudited)
                                                      March 31,   December 31,
                                                        1997           1996
         ASSETS                                     -----------   ------------
Current assets:
  Cash                                                $114,219      $  25,581
  Accounts receivable                                                  30,000
  Costs in excess of billing and estimated
    earnings on uncompleted contracts                  293,000        248,500
  Inventory                                                            20,644
  Prepaid expenses                                                     94,520
  Deferred income taxes                                 33,006          7,443
                                                       -------        -------
    Total current assets                               440,225        426,688
                                                       -------        -------
Furniture and equipment:
  Equipment                                             58,752         54,119
  Office furniture                                       4,015          3,026
  Less accumulated depreciation                        (13,332)        (8,411)
                                                       -------        -------
    Total furniture and equipment                       49,435         48,734
                                                       -------        -------
Capitalized software development costs, net             11,670          7,433
Intangible assets                                        6,750          6,750
Other assets                                             2,125          2,125
                                                       -------        -------
    Total assets                                      $510,205       $491,730
                                                       =======        =======
         LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable                                                   $  2,499
  Accrued liabilities                                 $ 20,191         20,852
  Accrued director's fee payable                                       49,000
  Deferred revenue                                      25,000          5,000
  Income taxes payable                                 156,056        133,628
                                                       -------        -------
    Total current liabilities                          201,247        210,979
                                                       -------        -------
Deferred income taxes                                   10,774          9,696
                                                       -------        -------
    Total liabilities                                  212,021        220,675
                                                       -------        -------
Commitments and contingencies (Note 6)
Stockholder's equity:
  Common stock, no par value, authorized 10,000,000
    shares, issued and outstanding 6,000,000 shares      1,000          1,000
  Additional paid-in-capital                           325,000        300,000
  Deferred compensation                               (242,362)      (244,445)
  Retained earnings                                    214,546        214,500
                                                       -------        -------
    Total stockholder's equity                         298,184        271,055
                                                       -------        -------
    Total liabilities and stockholder's equity        $510,205       $491,730
                                                       =======        =======
   The accompanying notes are an integral part of these financial statements

                                  MIBRIDGE, INC.

                             STATMENTS OF OPERATIONS
    For the period from inception (March 18, 1996) to December 31, 1996 and for the three-months ended March 31, 1997 (unaudited)



                                                    (unaudited)
                                                      March 31,   December 31,
                                                        1997           1996
                                                    -----------   ------------
Revenues:
  Software sales and consulting                       $ 52,400       $290,700
  Software development                                 144,500        528,500
                                                       -------        -------
    Total revenues                                     196,900        819,200
                                                       -------        -------

Cost of sales:
  Software sales and consulting                         63,605        148,812
  Software development                                  61,373        102,042
                                                       -------        -------
    Cost of sales                                      124,978        250,854
                                                       -------        -------
    Gross Margin                                        71,922        568,346


Operating expenses:
  Selling, general and administrative                   64,878        200,726
  Depreciation and amortization                          6,821         10,039
                                                       -------        -------
    Total operating expenses                            71,699        210,765
                                                       -------        -------

Net income before income taxes                             223        357,581

Income tax provision                                       177        143,081
                                                       -------        -------

Net income                                            $     46       $214,500
                                                       =======        =======
















  The accompanying notes are an integral part of these financial statements

                                MIBRIDGE, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
    For the period from inception (March 18, 1996) to December 31, 1996 and for the three-months ended March 31, 1997 (unaudited)



                                      Common Stock     Additional                               Total
                                  --------------------   Paid-in      Deferred    Retained   Stockholder's
                                   Shares      Amount    Capital    Compensation  Earnings      Equity
                                  ---------  ---------  ----------  ------------  ---------  -------------
Balance at March 18, 1996
(inception)

Original shares issued            6,000,000    $1,000                                            $  1,000
Stock options granted
  on issued shares                                       $300,000     $(300,000)
Amortization of deferred
  compensation                                                           55,555                    55,555
Net income                                                                        $214,500        214,500
                                  ---------    ------    --------     ---------   --------       --------
Balance at December 31, 1996      6,000,000     1,000     300,000      (244,445)   214,500        271,055

Stock options granted
  on issued shares                                         25,000      ( 25,000)
Amortization of deferred
  compensation                                                           27,083                    27,083
Net income                                                                              46             46
                                  ---------    ------    --------     ---------   --------       --------
Balance at March 31, 1997
(unaudited)                       6,000,000    $1,000    $325,000     $(242,362)  $214,546       $298,184
                                  =========    ======    ========     =========   ========       ========





















  The accompanying notes are an integral part of these financial statements

                                  MIBRIDGE, INC.

                            STATEMENTS OF CASH FLOWS
    For the period from inception (March 18, 1996) to December 31, 1996 and for the three-months ended March 31, 1997 (unaudited)

                                                    (unaudited)
                                                      March 31,   December 31,
                                                        1997           1996
                                                    -----------   ------------
Cash flows from operating activities:
  Net income                                          $     46       $214,500
  Adjustments to reconcile net income to net cash
    Provided in operating activities:
    Depreciation and amortization                        6,821         10,039
    Amortization of deferred compensation               27,083         55,555
    Deferred taxes                                     (24,485)         2,253
  Increase (decrease) from changes in:
    Accounts receivable                                 30,000        (30,000)
    Costs in excess of billings and estimated
      earnings on uncompleted contracts                (44,500)      (248,500)
    Inventory                                           20,644        (20,644)
    Prepaid expenses                                    94,520        (94,520)
    Other assets                                                       (2,125)
    Accounts payable                                    (2,499)         2,499
    Accrued liabilities and other payables              (7,233)       208,480
                                                       -------        -------
      Net cash provided by operating activities        100,397         97,537
                                                       -------        -------
Cash flows from investing activities:
  Additions to furniture and equipment                  (5,622)       (57,145)
  Capitalized software development costs                (6,137)        (9,061)
  Additions to intangible assets                                       (6,750)
                                                       -------        -------
    Net cash used in investing activities              (11,759)       (72,956)
                                                       -------        -------
Cash flows from financing activities:
  Proceeds from shareholder advance                                    62,000
  Repayment of shareholder advance                                    (62,000)
  Common stock issued                                                   1,000
                                                       -------        -------
    Net cash provided by financing activities                           1,000
                                                       -------        -------
Increase in cash                                        88,638         25,581

Cash at beginning of period                             25,581
                                                       -------        -------
Cash at end of period                                 $114,219       $ 25,581
                                                       =======        =======
Supplemental disclosure of cash flow information:
    Cash paid during the period for income taxes      $      0       $  7,200
                                                       =======        =======






  The accompanying notes are an integral part of these financial statements

                                  MIBRIDGE, INC.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    Business Information

    MiBridge, Inc. (the Company), a New Jersey corporation, began operations on March 18, 1996. The Company develops communications software that supports multimedia communications (voice, fax and audio) over the public switched telephone network (PSTN), local area networks (LANs) and the Internet. The Company creates speech encoding and compression algorithms designed to produce superior audio quality and lower delay over low-bandwidth networks.

    The interim financial data as of March 31, 1997 and for the three-month period then ended are unaudited; however, in the opinion of management of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations, financial position and cash flows of the Company.

    Inventories

    Inventory consists of computer boards held for resale and is valued at the lower of actual cost or market. Cost is determined by specific identification of each unit.

    Furniture and Equipment

    Furniture and equipment are stated at cost. Depreciation is provided for financial reporting purposes using the straight-line method over the following estimated useful lives:

          Office equipment                                   3 years
          Furniture                                          5 years

    Maintenance and repairs, which are not considered betterments and do not extend the useful life of assets, are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

    Intangible Assets

    Intangible assets include certain legal expenditures for patent filing fees relating to proprietary techniques developed by the Company. The patents are pending; therefore, no amortization of patent filing fees is reflected in the financial statements.








                                    Continued

                                 MIBRIDGE, INC.

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued:

     Revenue Recognition

     Revenues are generally recognized as products are shipped or services are performed. Initial software royalties are recognized upon delivery of the master copy, as the Company is not required to provide any additional services. As minimum software usage levels are exceeded by the customer, the Company will receive additional royalties based on a per port usage.

     Most software is sold with maintenance contracts that cover periods from one to twelve months. Revenue related to these contracts is deferred and recognized on a straight-line basis over the term of the maintenance agreement.

     Certain development projects are jointly funded by a customer. Revenues on these long-term funded development contracts are recognized under the percentage of completion method of accounting and are measured based upon the level of effort expended on the project, compared to total billings allowed by the contract. Estimated contract earnings are reviewed and revised periodically as the work progresses. Estimated losses are charged against earnings in the period in which such losses are identified. In exchange for its participation in funding the project, the customer will receive joint marketing rights and a portion of future revenues from the sale of the developed technology based on a revenue sharing agreement. The amount of future revenues to be received by the customer party ranges between 20 and 55 percent and depends upon who markets the product and the terms of the specific contract. As of December 31, 1996, there were no sales of jointly developed products.

     Software Development Costs

     The Company capitalizes software development costs when the project reaches technological feasibility. Research and development costs related to software development that has not reached technological feasibility are expensed as incurred. Capitalized software development costs are amortized at the greater of the straight-line method over the expected life of the product or the ratio of current revenues for a product to the total of current and anticipated future revenues. Capitalized software development costs were $7,433 at December 31, 1996, net of accumulated amortization of $1,628.












                                    Continued

                                  MIBRIDGE, INC.

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued:

     Income Taxes

     The Company records deferred taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The Statement requires recognition of deferred tax assets and liabilities for the temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized.

     Concentration of Credit Risk

     All of the Company's cash is held by one financial institution in New Jersey. The Company has approximately $54,000 that exceeds the FDIC insurance limits at December 31, 1996.

     During the period from inception to December 31, 1996 approximately 86% of the Company's revenues were related to one customer. Unbilled receivables from this customer represented approximately 51% of total assets as of December 31, 1996.

     Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.




















                                    Continued

                                  MIBRIDGE, INC.

2.   LONG-TERM CONTRACT ACCOUNTING

     Costs in excess of billings and estimated earnings on uncompleted contracts consist of amounts of revenue recognized on contracts for which billings have not been recorded. Billings in excess of costs and estimated earnings on uncompleted contracts consist of amounts of billings recognized on contracts in excess of costs.

     Contract revenues and costs related to uncompleted contracts are included in the accompanying balance sheet as of December 31, 1996 under the following captions:

        Costs in excess of billings and estimated
          earnings on uncompleted contracts                       $ 248,500
        Billings in excess of costs and estimated
          earnings on uncompleted contracts                               0
                                                                    -------
                                                                  $ 248,500
                                                                    =======

        Costs incurred on long-term contracts                     $ 104,000
        Estimated earnings                                          424,500
        Billings to date                                           (280,000)
                                                                    -------
                                                                  $ 248,500
                                                                    =======

3.   INCOME TAXES

     The income tax provision for the period since inception to December 31, 1996 consists of the following:

        Current federal income tax provision                      $ 109,094
        Current state income tax provision                           31,734
        Deferred tax provision                                        2,253
                                                                    -------
        Income tax provision                                      $ 143,081
                                                                    =======
















                                    Continued

                                  MIBRIDGE, INC.

3.   INCOME TAXES, continued

     The reported provision for income taxes varies from the amount that would be provided by applying the statutory U.S. Federal income tax rate to income before taxes primarily because of state taxes and certain non-deductible meals and entertainment.

     The components of the net deferred tax asset and liability as of December 31, 1996 are as follows:

         Deferred tax assets:
           Stock award compensation expense                       $  22,189
           Accrued director's fees                                   19,970
                                                                    -------
             Total deferred tax asset                                42,159
                                                                    -------
         Deferred tax liability:
           Excess tax depreciation                                 (  6,727)
           Capitalized software development costs                  (  2,969)
           Prepaid salaries                                        ( 34,716)
                                                                    -------
             Total deferred tax liability                          ( 44,412)
                                                                    -------
         Net deferred tax liability                               $(  2,253)
                                                                    =======

     The net deferred tax liability as of December 31, 1996 is reflected in the balance sheet as follows:

        Current deferred tax asset                                $   7,443
        Long-term deferred tax liability                           (  9,696)
                                                                    -------
                                                                  $(  2,253)
                                                                    =======

4.   RELATED PARTY TRANSACTIONS

     During 1996, the owner of the Company advanced a total of $62,000 to the Company to fund operations. These advances were repaid during the period.

     During the period ended December 31, 1996, the Company had sales of $25,000 with Medcross, Inc. (see note 8).











                                    Continued

                                  MIBRIDGE, INC.

5.   STOCKHOLDER'S EQUITY

     Common Stock

     At the inception of the Company, the owner contributed $1,000 in exchange for 6,000,000 shares of the Company's common stock.

     Additional Paid in Capital - Stock Awards

     During the year, the sole shareholder of the Company granted certain employees options to buy shares of stock owned by the shareholder. The awards were granted to attract and retain qualified employees for the Company, and accordingly, the Company has accounted for these awards as if they had been made directly by the Company. The Company applies APB Opinion No. 25 and related interpretations in accounting for stock compensation awards. Had compensation cost for the Company's stock-based awards been determined based on fair-value at the grant date consistent with the minimum value method outlined by Statement of Financial Accounting Standard No. 123, the difference would have been insignificant.

     The number of options outstanding and the weighted average exercise price per option are as follows:
                                                                 Weighted
                                                                  Average
                                                  Options      Exercise Price
                                                 ---------     --------------
        Outstanding at beginning of year
        Granted                                   900,000            $0.00
                                                  -------             ----
        Outstanding at end of year                900,000            $0.00
                                                  =======             ====

        Options exercisable at year end                 0            $0.00
                                                  =======             ====

     The awards were granted in equal amounts in May, June and August of 1996 and vest annually over a three year period (weighted average remaining life of 2.4 years). Additional paid-in capital and deferred compensation recorded during the year represent the difference between the exercise price of the options and the value of the stock, which is based on management's best estimate of the fair value of the Company at the stock option grant date. Compensation expense is recognized on a straight-line basis over the vesting period of the options. Vesting of the awards would be accelerated should the Company be purchased.









                                    Continued

                                  MIBRIDGE, INC.

6.   EMPLOYMENT AGREEMENTS

     The Company has employment agreements with seven employees of the Company providing for a salary continuation (usually three years) in the event of termination for reasons other than cause. As of December 31, 1996, if all of the employees under contract at that date were to be terminated by the Company without cause, the Company's total future payments to these employees would be approximately $600,000.

7.   ACQUISITION OF THE COMPANY BY MEDCROSS, INC.

     Subsequent to year-end and effective June 5, 1997, the Company entered into a purchase agreement (the "agreement") with Medcross, Inc. (Medcross). Under the finalized agreement, Medcross will acquire 100% of the Company's outstanding shares of common stock in exchange for 1,000 shares of Medcross Series D Preferred stock and a promissory note of $2,000,000, payable with interest in quarterly installments over the two years. The preferred shares are convertible at the option of the prior MiBridge shareholders into Medcross common stock shares equal in number to $6,250,000 divided by the lower of $9.25 or the average closing bid price of Medcross common stock for the five consecutive trading days immediately preceding the conversion date.

                    MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                          INCORPORATED AND MIBRIDGE, INC.

                                     ___________

                     Pro Forma Combined Financial Statements
                                     (unaudited)

                MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                  INCORPORATED (FTI) AND MIBRIDGE, INC.
                    PRO FORMA COMBINED BALANCE SHEET
                   as of December 31, 1996 (unaudited)

                                                                                                Pro Forma
                                               Medcross          FTI            MiBridge        Adjustment            Pro Forma
                                            -------------    -------------    -------------    -------------        -------------
ASSETS
Current assets:
  Cash and cash equivalents                 $  4,500,227       $  435,312        $  25,581                          $  4,961,120
  Accounts receivable less allowance for
    Doubtful accounts of $1,433,806              780,907        1,283,700          278,500      $(  120,000)    A      2,223,107
  Inventory less allowance of $260,033           557,036                            20,644                               577,680
  Certificate of deposit - restricted            208,500                                                                 208,500
  Prepaid expenses                                47,472                            94,520                               141,992
  Deferred taxes                                                                     7,443                                 7,443
  Other current assets                            11,411           20,696                                                 32,107
                                              ----------        ---------          -------        ---------           ----------
    Total current assets                       6,105,553        1,739,708          426,688       (  120,000)           8,151,949
                                              ----------        ---------          -------        ---------           ----------
Property and equipment:
  Office furniture, equipment and
    Leasehold improvements                       388,191          218,558           57,145       (    8,411)    D        655,483
  Network services furniture
    and equipment                              2,110,996        1,004,121                        (   84,725)    D      3,030,392
  Medical equipment and vehicles               2,975,701                                                               2,975,701
  Less accumulated depreciation              ( 2,618,252)      (  150,261)        (  8,411)         158,672     D    ( 2,618,252)
                                              ----------        ---------          -------        ---------           ----------
    Net property and equipment                 2,856,636        1,072,418           48,734           65,536            4,043,324
                                              ----------        ---------          -------        ---------           ----------
Other assets:
  Intangible assets, net                         486,028                             6,750        6,608,140     B      7,100,918
  Certificate of deposit - restricted          1,761,312                                                               1,761,312
  Other assets                                   224,301           28,491            9,558                               262,350
                                              ----------        ---------          -------        ---------           ----------
    Total other assets                         2,471,641           28,491           16,308        6,608,140            9,124,580
                                              ----------        ---------          -------        ---------           ----------
      Total assets                          $ 11,433,830       $2,840,617        $ 491,730      $ 6,553,676         $ 21,319,853
                                              ==========        =========          =======        =========           ==========
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses     $  2,379,451       $  926,357        $ 210,979      $(  120,000)    A   $  3,396,787
  Accrued litigation settlement                  821,000                                                                 821,000
  Notes payable                                1,095,000          124,000                           500,000     B      1,719,000
  Current portion of long-term debt               43,554          280,000                                                323,554
  Obligations under capital lease                187,047                                                                 187,047
                                              ----------        ---------          -------        ---------           ----------
    Total current liabilities                  4,526,052        1,330,357          210,979          380,000            6,447,388
                                              ----------        ---------          -------        ---------           ----------
Long-term debt                                    44,128        1,711,216                         1,500,000     B      3,255,344
Capital lease obligation                         236,705                                                                 236,705
Deferred taxes                                                                       9,696                                 9,696
Minority interest in consolidated subsidiary     328,328                                                                 328,328
                                              ----------        ---------          -------        ---------           ----------
    Total liabilities                          5,135,213        3,041,573          220,675        1,880,000           10,277,461
                                              ----------        ---------          -------        ---------           ----------
Commitments and contingencies
Stockholders' equity:
  Preferred stock                              2,475,000                                             10,000     B      2,485,000
  Common stock                                    74,253                4            1,000            1,796     B/C       77,053
  Additional paid in capital                  30,874,910        1,036,915          300,000        7,314,868     B/C   39,526,693
  Deferred compensation                                                           (244,445)         244,445     C
  Accumulated deficit                        (27,125,546)      (1,237,875)         214,500       (2,897,433)    B/C  (31,046,354)
                                              ----------        ---------          -------        ---------           ----------
    Total stockholders' equity                 6,298,617       (  200,956)         271,055        4,673,676           11,042,392
                                              ----------        ---------          -------        ---------           ----------
Total liabilities and stockholders equity   $ 11,433,830      $ 2,840,617        $ 491,730      $ 6,553,676         $ 21,319,853
                                              ==========        =========          =======        =========           ==========

            See notes to unaudited pro forma combined financial statements

<CAPTIONS>
                MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                  INCORPORATED (FTI) AND MIBRIDGE, INC.
                PRO FORMA COMBINED STATEMENT OF OPERATIONS
             for the year ended December 31, 1996 (unaudited)

                                                                                                Pro Forma
                                               Medcross          FTI            MiBridge        Adjustment            Pro Forma
                                            -------------    -------------    -------------    -------------        -------------
Revenues:
  Health care service revenues, net         $  2,212,544                                                            $  2,212,544
  Network service revenue                        170,532                                                                 170,532
  Long distance service revenue                              $  3,880,457                       $(    5,026)    A      3,875,431
  Software service revenue                                                       $ 819,200       (   25,000)             794,200
                                              ----------        ---------          -------        ---------           ----------
Net operating revenue                          2,383,076        3,880,457          819,200       (   30,026)           7,052,707
                                              ----------        ---------          -------        ---------           ----------
Operating costs and expenses:
  Line costs                                                    2,841,860                                              2,841,860
  Commissions                                                     460,030                                                460,030
  Salaries and benefits                        1,825,138          854,609                        (    5,026)    A      2,674,721
  Selling, general and administrative          2,863,963          498,123          200,726                             3,562,812
  Communications network expenses              1,120,779                                                               1,120,779
  Costs of sales - software                                                        250,854                               250,854
  Depreciation and amortization                1,094,004          150,261           10,039          839,235     E      2,093,539
  Provision for inventory valuation              260,033                                                                 260,033
  Repairs and maintenance                        288,662                                                                 288,662
  Provision for doubtful accounts                197,565          784,537                                                982,102
  Research and development                       347,504           79,609                        (   25,000)    A        402,113
  Acquired in-process research
    and development expenses                  14,577,942                                          3,920,808     E     18,498,750
                                              ----------        ---------          -------        ---------           ----------
Total operating costs and expenses            22,575,590        5,669,029          461,619        4,730,017           33,436,255
                                              ----------        ---------          -------        ---------           ----------
Operating (loss) income                      (20,192,514)      (1,788,572)         357,581       (4,760,043)         (26,383,548)
                                              ----------        ---------          -------        ---------           ----------
Other income (expense):
  Sales of equipment                                              585,541                        (  585,541)    A
  Interest expense                           ( 2,191,629)      (    7,524)                                           ( 2,199,153)
  Interest income                                147,322            2,109                                                149,431
  Equity in income (loss) of
    Unconsolidated subsidiaries              (     3,211)                                                            (     3,211)
  Litigation settlement expense              (   821,000)                                                            (   821,000)
  Other                                      (     8,108)      (   29,429)                                           (    37,537)
                                              ----------        ---------          -------        ---------           ----------
    Total other income (expense)             ( 2,876,626)         550,697                        (  585,541)         ( 2,911,470)
                                              ----------        ---------          -------        ---------           ----------
(Loss) income before minority interest in
  loss  of consolidated subsidiaries         (23,069,140)      (1,237,875)         357,581       (5,345,584)         (29,295,018)

Minority interest in income of
  consolidated  subsidiaries                       4,900                                                                   4,900
                                              ----------        ---------          -------        ---------           ----------
Net (loss) income before income taxes        (23,064,240)      (1,237,875)         357,581       (5,345,584)         (29,290,118)
                                              ----------        ---------          -------        ---------           ----------
Provision for income taxes                                                        (143,081)         143,081
                                              ----------        ---------          -------        ---------           ----------
Net (loss) income                           $(23,064,240)     $(1,237,875)       $ 214,500      $(5,202,503)        $(29,290,118)
                                              ==========        =========          =======        =========           ==========

Net loss per common share after
  Preferred dividends                           $(6.53)                                                                 $(7.13)
                                                  ====                                                                    ====

    See notes to unaudited pro forma combined financial statements

                MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                  INCORPORATED (FTI) AND MIBRIDGE, INC.
         NOTES TO THE PRO FORMA COMBINED STATEMENT OF OPERATIONS
                               (unaudited)


1.   BASIS OF PRESENTATION

     The unaudited pro forma combined balance sheet as of December 31, 1996 and the unaudited pro forma combined statement of operations for the year ended
     December 31, 1996 give effect to the acquisitions of 100% of the outstanding common stock of Family Telecommunications Incorporated
     (FTI) and MiBridge, Inc. (MiBridge) by Medcross, Inc. (the "Company") as if the acquisitions, accounted for under the purchase method of accounting, had occurred on the balance sheet date with respect to the balance sheet and on March 20, 1996 (date of inception of FTI) and March 18, 1996 (date of inception of MiBridge) with respect to the statement of operations.

     FTI and MiBridge were acquired by the Company effective January 1, 1997 and June 5, 1997, respectively.

     The pro forma financial statements have been prepared based upon the financial statements of the Company, MiBridge and FTI as of and for the year ended December 31, 1996. These pro forma financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma adjustments are based upon certain estimates that may change as additional information becomes available.
     The pro forma financial statements should be read in conjunction with the audited financial statements for the Company, MiBridge and FTI.

2.   PRO FORMA ADJUSTMENTS:

     The pro forma adjustments reflected in the pro forma financial statements are summarized in items A to E below:

     A. Removal of the following intercompany transactions occurring during 1996: (1) intercompany accounts receivable and payables ($120,000),
        (2) intercompany sales of long distance service ($5,026) and software
        ($25,000) and (3) profit on intercompany sale of equipment resulting in gain to FTI ($585,541).

















                                    Continued

                MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                  INCORPORATED (FTI) AND MIBRIDGE, INC.
         NOTES TO THE PRO FORMA COMBINED STATEMENT OF OPERATIONS


     B. Pro forma adjustment reflecting the purchase of all of the outstanding common stock of FTI by the Company in return for the issuance of 400,000 shares of common stock of the Company to the stockholders of FTI and the purchase of all of the outstanding common stock of MiBridge in return for issuance of 1,000 shares of Class D preferred stock of the Company and a note payable of $2,000,000:


<CAPTIONS>

                                                        FTI           MiBridge      Combined
                                                    ------------   ------------   ------------
     Note payable                                                  $ 2,000,000    $ 2,000,000
     Common stock (400,000 shares
       Issued at $0.07 par value with a
       Market value of $6.03 per share)             $     2,800                         2,800
     Preferred stock (1,000 shares issued
       at $10.00 par value with a total
       market value of $6,250,000)                                      10,000         10,000
     Additional paid in capital                       2,411,783      6,240,000      8,651,783
                                                      ---------      ---------     ----------
     Purchase price                                   2,414,583      8,250,000     10,664,583

     Net liabilities assumed
         (assets acquired)                              135,420     (  271,055)   (   135,635)
                                                      ---------      ---------     ----------
     Excess (allocated to intangible
          assets, acquired in-process
          research and development
          and goodwill)                             $ 2,550,003    $ 7,978,945   $ 10,528,948
                                                      =========      =========     ==========

                MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                  INCORPORATED (FTI) AND MIBRIDGE, INC.
         NOTES TO THE PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                 (unaudited)

    Allocation of the excess purchase price for FTI to intangible assets is as follows: goodwill ($1,490,003), customer list ($520,000), and carrier identification code and tariff registration status ($540,000). Allocation of the excess purchase price for MiBridge is as follows: goodwill ($2,225,137), workforce in place ($702,000), completed technology ($1,131,000) and in-process research and development ($3,920,808). Goodwill and carrier identification code and tariff registration status are amortized over 10 years. All other intangible assets are amortized over three years. Acquired in-process research and development is expensed at the acquisition date. The allocation of excess purchase price to these intangible assets is subject to final revisions which may be material and if material then the amounts allocated to the intangible assets, specifically goodwill, may be revised.

     C. Pro forma adjustments to remove FTI and MiBridge stockholder's equity accounts as of December 31, 1996 as part of the purchase price allocation process.

     D. Pro forma adjustments to reflect the effect of the purchase price allocation adjustments to property and equipment.

     E. Pro forma adjustments to record amortization of intangible assets (see item B above) and adjustment to depreciation of property and equipment due to change in value as a result of purchase price allocations (see item D above).

     F. Pro forma adjustment to reflect the impact of filing a consolidated income tax return. The consolidated group would have been able to offset all taxable income against current losses.